Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Trinity Capital Corporation, a New Mexico corporation (“Trinity”), for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel R. Bartholomew, as Chief Financial Officer of Trinity, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002:

(1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trinity.

/s/ Anne Kain
Anne Kain
Interim Chief Financial Officer
December 12, 2014